EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Dice Holdings, Inc. and subsidiaries dated April 4, 2007 (May 17, 2007 as to the effects of the discontinued operations as discussed in Note 15; June 18, 2007 as to the effects of the stock split as discussed in Note 16) appearing in Registration Statement No. 333-141876 of Dice Holdings, Inc. and subsidiaries on Form S-1.


/s/ Deloitte & Touche LLP

Des Moines, Iowa
July 23, 2007